EXHIBIT 23.1
                Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the VWR Scientific Products Corporation Non-Employee Directors' Restricted Stock Plan of our report dated February 17, 1998, with respect to the consolidated financial statements and schedule of VWR Scientific Products Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                  /s/Ernst & Young LLP
                                  ERNST & YOUNG LLP


Philadelphia, Pennsylvania
April 24, 1998